EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT ("Agreement "), dated as of November 28, 2000, between US ENERGY SYSTEMS, INC., a Delaware corporation (the "Company"), and Bernard J. Zahren (the "Executive").



                              W I T N E S S E T H:



                  WHEREAS, Zahren Alternative Power Corporation ("ZAPCO"), the Company and USE Acquisition Corp (the "Sub") are parties to an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement) providing for the merger (the "Merger") of ZAPCO with and into the Sub, as contemplated therein; and

                  WHEREAS, the Executive is the Chief Executive Officer of ZAPCO and the Company desires to retain his services as the Chief Executive Officer of the Company following the Merger; and

                  WHEREAS, the Merger Agreement contemplates the execution and delivery of this Agreement by the parties hereof; and

                  WHEREAS, the Company and the Executive now desire to enter into this Agreement in its entirety.

                  NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein. and for other good and valuable consideration, it is hereby agreed as follows:

1.       Position and Duties.

(a) Employment and Position -Subject to the consummation of the Merger, the Company hereby agrees to employ the Executive as set forth in the next succeeding sentence, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein. The Executive shall serve as Chief Executive Officer of the Company and shall have such other duties consistent with such office, as from time to time may be prescribed by the Board of Directors of the Company (the "Board ") and/or the executive committee of the Board (the "Executive Committee"). The Executive Committee shall, among other things, be responsible for making recommendations to the Board respecting the Company's business strategy. The Executive Committee shall initially consist of three members of the Board. The Company shall nominate the Executive for election as a director at the meeting of shareholders to approve the Merger to serve a three-year term if the Merger is consummated. As of the Effective Time, the Executive shall be named as a member of the Executive Committee.

(b) Duties - During the "Term" (as defined in Section 5 below), the Executive shall perform and discharge the duties that may be assigned to him by the Executive Committee and/or the Board from time to time as provided in this Agreement, and the Executive shall devote his reasonable best talents, efforts and abilities to the performance of his duties hereunder. During the Term, the Executive shall devote all of the time necessary to perform his duties and the Executive shall have no other employment whatsoever that would prevent him from fulfilling his obligations hereunder.

(c) Office Location - The Executive's office shall be located in Avon, Connecticut. The Executive understands that the Company's corporate offices are located in New York. Executive understands that he shall be required to attend meetings at the Company's corporate offices from time to time as well as travel to other locations in connection with his duties.

2.       Compensation.

(a) Base Salary - During the Term, the Company shall pay the Executive for his services hereunder a salary (as the same may be increased from time to time, the "Base Salary") at the annual rate of $180,000.00, which shall be payable in accordance with the customary payroll practices of the Company but not less frequently than on a monthly basis. The Base Salary shall be reviewed periodically by the Compensation Committee of the Board and shall be subject to such increases as the Compensation Committee of the Board, in its sole discretion, from time to time may determine.

(b) Incentive Bonus. In addition to the Base Salary, during the Term the Executive shall at the end of each fiscal year for the Company be awarded an annual cash bonus or bonuses determined (i) substantially in accordance with the drafts of the Development Incentive Plan and the Corporate Incentive Plan approved by the Board and the Shareholders (as amended from time to time, the "Bonus Plan") annexed hereto as Exhibit A, (ii) in accordance with the 2000 Executive Incentive Compensation Plan (as amended from time to time, the "Incentive Plan") approved by the Shareholders annexed hereto as Exhibit A and incorporated herein as if fully set forth and (iii) in accordance with any bonus plan respecting the Surviving Corporation approved by the Board of Directors of the Surviving Corporation (together with the Bonus Plan, the "Plans"). In addition, the Executive is eligible for such other bonuses which may be awarded by the Board in its sole discretion under such other plans that the Board may establish in its sole discretion from time to time.

(c) Options - Simultaneous with the Effective Time (as defined in the Merger Agreement) of the Merger, the Company and the Executive are executing a Stock Option Agreement (the "Stock Option Agreement) regarding options (the "Stock Options") to acquire 500,000 shares of Common Stock annexed hereto as Exhibit B and incorporated herein as if fully set forth.

(d) Withholding. All payments required to be made by the Company to the Executive under this Agreement (whether under this Section 2 or otherwise) shall be subject to withholding of employment and income taxes and other payroll deductions in accordance with applicable tax requirements, the Company's policies applicable to employees of the Company at the Executive's level and the provisions of the Benefit Plans (as defined in Section 3 below).

(e) Shareholder Consent. Executive acknowledges that the Board may determine that it is required or advisable for the Board to present the Stock Options
Agreement, the Bonus Plan and/or the Incentive Plan to the Company's shareholders for a vote (each of the matters described above submitted to the Shareholders for a vote shall be referred to as a "Voted Matter"). In the event the Board presents any of the foregoing matters to the Company's shareholders for a vote, in order for such Voted Matter to become effective, the affirmative vote of a majority of the Company's shares, present in person or represented by proxy, at a meeting of shareholders at which a quorum is present and in fact voting (a "Majority of the Shareholders") must approve the material terms of the Voted Matter, it being further understood that if the Majority of the Shareholders do not approve the Incentive Plan, none of the Stock Options shall be effective. The Board shall present any Voted Matter (or the material terms thereof) to the Company's shareholders for a vote as soon as reasonably possible after the execution of this Agreement. In the event any Voted Matter (or the material terms thereof) is not approved by a Majority of the Shareholders by April 30, 2001, the Executive shall have the rights set forth in Section 5(g)(ii) hereof.

3.       Benefits.

(a) Benefit Plans - During the Term, the Company shall provide to the Executive all fringe benefits currently provided, as well as those which the Company may generally make available to its senior executives, including, without limitation, benefits provided under the Company's pension and profit-sharing plans (exclusive of executive bonus or executive incentive plans including without limitation, the Company's 2000 Executive Cash Bonus Plan (if any), health benefit plans (such as medical and hospitalization coverage), and insurance plans (such as life, supplemental life, disability, business travel, accident and accidental death and dismemberment) (collectively, the "Benefit Plans"). Such Benefit Plans shall during the Term provide for at least the same level of benefits as the Benefit Plans provide for other senior executives of the Company at the date of this Agreement and at least as provided for below. Such Benefit Plans shall generally provide the following benefits:

o        Medical and Dental Insurance

o 401K plan with Company, matching or equal, to be structured for Company management
o    $1 million Life Insurance (the employee's  estate shall be the beneficiary)
o Group Disability Insurance: 60% of base compensation, up to $9,000 per month for life

(b) Automobiles - During the Term, the Company shall provide the Executive with a Company-owned or leased automobile of a type to be agreed upon by the Executive and the Company, or at the Executive's option a car allowance of $600 per month in lieu thereof. The Company will bear all insurance, gasoline, registration, maintenance and repair costs incident to the Executive's use of such Company-owned or leased or Executive-owned or leased automobile in the performance of his duties hereunder.

(c) Vacations, sick leave and holidays. The Executive shall be entitled to no less than four (4) weeks of paid vacation during each year of the Term (and a pro rata portion thereof for any portion of the Term that is less than a fiscal year). In addition, the Executive shall be entitled to be paid sick leave and holidays in accordance with the Company's usual policies for its senior executives.

(d) Company Life Insurance. In addition to the life insurance policy described above, the Company shall have the right, at its option, to obtain an insurance policy on the Executive's life (in an amount of no more than $5 million) for which the Company shall be the beneficiary. Executive shall cooperate with the Company in obtaining any such insurance.

4. Reimbursement of Expenses. During the Term, the Company shall pay or reimburse the Executive for all reasonable travel, entertainment and other business expenses actually incurred or paid by the Executive in the performance of his duties hereunder upon presentation of expense statements or vouchers or such other supporting information as the Company may reasonably require of the Executive.

5. Term; Termination. Subject to the provisions of this Section 5, the term of the Executive's employment under this Agreement shall commence on the Effective Time and shall end on the fifth anniversary of the Effective Time, provided that the term of this Agreement shall automatically be renewed for successive additional one-year periods at the end of such five-year period and of each such one-year renewal period, unless either party elects not to renew by giving written notice to the other at least 90 days before an annual renewal date. The initial five-year term referred to herein, together with any renewal thereof, is referred to in this Agreement as the "Term". The employment of the Executive may be terminated prior to the expiration of the Term in the manner described in this Section 5 solely on the following grounds:

(a) Termination by the Company for Cause - The Company shall have the right to terminate the employment of the Executive prior to expiration of the Term for Cause (as defined in Section 5(j)(iii) below) by written notice to the Executive specifying the particulars of the conduct of the Executive forming the basis for such termination, as provided in this Agreement.

(b) Termination by the Executive for Good Reason - The Executive shall have the right to terminate his employment hereunder prior to expiration of the Term for Good Reason (as such term is defined in Section 5(j)(iv) below) by written notice to the Company specifying the grounds constituting such Good Reason, provided such written notice is given within six months of the date the Executive reasonably became aware of such an event constituting such Good Reason.

(c) Termination upon Death - The employment of the Executive hereunder shall terminate immediately upon his death.

(d) The Company's Option upon Disability. If the Executive becomes physically or mentally disabled during the Term so that he is unable to perform the services required of him pursuant to this Agreement for a period of six successive months, or an aggregate of six months in any consecutive twelve-month period (the "Disability Period"), the Company shall have the option, in its discretion, by giving written notice thereof, to terminate the Executive's employment hereunder prior to expiration of the Term. Regardless of whether the Company exercises such option, during a period of 18 month's from the date of the commencement of the Disability Period, the Executive shall continue to receive his full compensation and other benefits provided herein net of any payments received under any disability policy or program provided by the Company of which the Executive is a beneficiary or recipient.

(e) Termination by the Company for other reason than under 5(a), 5(c), 5(d), 5(g) and 5(h). - The Company shall have the right to terminate the employment of the Executive prior to expiration of the Term for reasons other than those defined in 5(a), 5(c), 5(d), 5(g)(i) and 5(h) ("Without Cause") by written notice to the Executive as provided in this Agreement. Such notice shall state for informational reasons only, the reason for such Termination.

(f) Termination by the Executive for other reason than under 5(b) The Executive shall have the right to terminate his employment hereunder prior to expiration of the Term for reasons other than those defined under 5(b) by written notice given at least 90 days prior to the "Termination Date" as defined in section 5(i) below.

(g) Termination Due To Breach of Transaction Documents or if a Voted Matter is Not Approved. (i) The Company shall have the right to terminate the employment of the Executive prior to expiration of the Term, in the event (A) Executive is in material breach of his obligation under any of the Transaction Documents (as such term is defined in the Merger Agreement) to which Executive is a party, or
(B) Executive had actual knowledge that any representation or warranty of Zahren Alternative Power Corporation ("Zapco") in any Transaction Documents was false any in material respects when made or he intentionally caused a breach of any material obligation of Zapco in any of the Transaction Documents, after giving effect to all notices, requirements grace and cure periods provided for in such Transaction Documents, by written notice to the Executive specifying such breach.

                                    (ii)   The Executive shall have the right to
terminate his employment if Company's shareholders do not approve any Voted Matter (or material terms thereof) on or before April 30, 2001 provided that such notice is given within 30 days of the date the shareholders reject the Voted Matter.

(h) Termination for Non-Performance. The Company shall have the right to terminate the Executive's employment hereunder prior to the expiration of the Term for Non-Performance (as such term is defined in Section 5(j)(v) by written notice to the Executive specifying the grounds constituting Non-Performance, provided such written notice is given within six months of the date the Company reasonably became aware of such an event constituting such Non-Performance.
(i) Termination Date - Any notice of termination given by the Company or the Executive pursuant to the provisions of this Agreement shall specify therein the effective date of such termination (the "Termination Date").

(j) Certain Definitions - For purposes of this Agreement, the following terms shall have the following meanings:

                                    (i) The  "Affiliate" of any Person means any
other Person directly or indirectly through one or more intermediary Persons, controlling, controlled by or under common control with such Person. For purposes of this definition, "control" shall mean the power to direct the management and policies of such Person, directly or indirectly, by or through equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other

Persons by or through equity ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                                   (ii) "Change of Control" with  respect to the
Company, means the occurrence of any of the following:



                                        (A) the acquisition, with or without the
                  approval of the Board, directly or indirectly (in one or more related transactions), by any Person (other than (i) the Executive or an Affiliate of the Executive (ii) Cinergy Solutions Inc. or any of its Affiliates (iii) the Marmon Group or any of its Affiliates or (iv) Larry Schneider or an Affiliate of Larry Schneider (collectively the "Excluded Group")) or two or more Persons acting as a group, of beneficial ownership (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 30% of the outstanding voting stock of the Company ("Voting Stock");

                                        (B) the merger or  consolidation  of the
                  Company with one or more other Persons (other than any one or more of the Excluded Group) as a result of which the holders of the outstanding Voting Stock of the Company immediately before the merger hold less than 30% of the Voting Stock (or equivalent thereof) of the surviving or resulting Person;

                                        (C) the  sale to any  Person (other than
                  any one or more of the Excluded Group) of all or substantially all of the assets of the Company or its subsidiaries taken as a whole, and this Agreement is not assumed by the acquiring Person in connection therewith; or

                                        (D) the  Company or any of  its  members
                  enters into any agreement providing for any of the foregoing and the transaction contemplated thereby is ultimately consummated;

provided, however, that for purposes of this Agreement, the sale of any Voting Stock (or equivalent thereof) of the Company (or any successor Person thereto) pursuant to a public offering shall not constitute a Change of Control.

                              (iii)  "Cause" shall mean (A) the Executive having
been convicted of a crime which constitutes a felony under applicable law or having entered a plea of guilty or nolo contendere with respect thereto, or
(B) the engaging by the Executive in illegal or fraudulent conduct with respect to the Company.

                              (iv) "Good Reason" means the occurrence of any one
of the following events:

                                        (A) a Change of Control of the Company;

                                        (B) the assignment to the Executive of
                  any duties inconsistent in any material respect with the Executive's then position as Chief Executive Officer of the Company (including status, offices, titles and reporting relationships), authority, duties or responsibilities, or any other action by the Company which when taken as a whole results in a significant diminution in the Executive's position, authority, duties or responsibilities as Chief Executive Officer of the Company, excluding for this purpose any isolated, immaterial and inadvertent action not taken in bad faith and which is remedied by the Company within 7 business days after receipt of notice thereof given by the Executive;

                                        (C) a reduction by  the Company  in  the
                  Executive's Base Salary without the consent of such Executive or the failure by the Company to continue in effect any material benefit or compensation plan, life insurance plan, health and accident plan, retirement or pension plan, or disability plan in existence as of the date of this Agreement (or a replacement or substitute plan providing the Executive with on the same terms as other senior executives of the Company substantially similar benefits) in which the Executive is participating or the material reduction of the Executive's benefits under any of such plans (or replacement or substitute plans); or

                                      (D) the Company  requiring  the  Executive
                  to be based at any location other than Avon, Connecticut, or within Hartford County except for requirements of travel on the Company's business which travel may be on a regular and extensive basis given the geographic scope of the Company's business, and for travel for meetings at the Company's corporate offices in New York; or

                                      (E) Executive is not elected to serve a 3
                   year term as a director of the Company at the meeting of shareholders held to approve the Merger or Executive is removed as a direct or prior to the end of such 3 year term without Cause except following a termination of this Agreement.

                                      (F) Executive is not appointed as a member
                  of the Executive Committee of the Board within 30 days after the Effective Time or is removed as a member of the Executive Committee prior to the third anniversary of the Effective Time without Cause, except following a termination of this Agreement.

                              (v)  "Non-Performance"  means  the  continued
failure of the Executive to perform substantially his duties with the Company (other than any such failure resulting from (1) the Executive's incapacity due to physical or mental illness or (2) the Executive's delivery to the Company of a notice of termination for Good Reason or other reason), including Executive's failure to comply with the provisions of Section 7 and 8 of this Agreement, which failure continues for a period of more than 7 business days after a written demand for substantial performance is given to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties,

                              (vi) "Person" means any individual, corporation,
partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, court or government (or political subdivision or agency thereof).

6.       Obligations on Termination.

(a) Payment Obligations of the Company in Case of Termination by the Executive for Good Reason Under Section 5(b) and the Company's Termination Without Cause under Section 5(e).

                                    (i)     Upon termination of the Executive's
employment pursuant to Section 5(b) or Section 5(e), then, in lieu of any further payment under 2(a), the Company shall pay the Executive a lump sum cash payment equal to 2.9 times the annual Base Salary then in effect, plus any unreimbursed expenses and unpaid accrued benefits (collectively, the "Severance Payment). The Severance Payment shall be payable within 60 days after the Termination Date.

                                    (ii)   Notwithstanding   anything   to   the
contrary contained herein or in any other agreement between the Company and the Executive, in the event that the Executive's employment is terminated pursuant to Section 5(b) or 5(e), then (A) any stock options (or equivalent thereof) which vest solely based on the Executive's employment by the Company for specified periods of time heretofore or hereafter granted to the Executive vested and unvested, will be automatically vested and may be exercised in full (to the extent not previously exercised and provided that the term of the applicable option has not otherwise expired) at any time within six months after the Termination Date after which time such options shall expire; and (B) any Stock Options described in the Stock Option Agreement shall be unaffected by any termination of employment under Section 5(b) or 5(e) and shall continue in full force and effect. Any and all reasonable costs and expenses, including but not limited to, reasonable legal fees incurred by the Executive in good faith in enforcing or establishing any of his rights hereunder shall be immediately paid to the Executive upon presentation of appropriate documentation to the Company.

                           (b)      Payment  Obligations of the  Company in case
of Termination for Non-Performance under Section 5 (h)



                                    (i)     Upon termination of the Executive's
employment for Non-Performance under Section 5(h), then, in lieu of any further payment under 2(a) the Company shall pay the Executive a lump sum cash payment equal to 1 times the annual Base Salary then in effect, plus any unreimbursed expenses and unpaid accrued benefits (collectively, the "Severance Payment). The Severance Payment shall be payable within 60 days after the Termination Date.

                                    (ii)   Notwithstanding   anything   to   the
contrary contained herein or in any other agreement between the Company and the Executive, in the event that the Executive's employment is terminated pursuant to Section 5(h)for Non-Performance,

                                            (A) then any  stock  options (or
equivalent thereof) heretofore or hereafter granted to the Executive which have vested, may be exercised in full (to the extent not previously exercised and provided that the term of the applicable option has not otherwise expired) at any time within six months after the Termination Date after which time such options shall expire; and

                                            (B) any and all reasonable costs and
expenses, including but not limited to, reasonable legal fees incurred by the Executive in good faith in enforcing or establishing any of his rights hereunder shall be immediately paid to the Executive upon presentation of appropriate documentation to the Company.

                           (c)     Payment Obligations of the Company in case of
Termination upon Death under Section 5(c).

                                    (i)     Upon termination of the Executive's
employment upon death, the Company  shall have no   payment obligations to  the
Executive hereunder, except for the payment of any proceeds received by the Company from the $1milllion life insurance policy described in Section 3(a) hereof, any accrued and unpaid compensation (including unpaid accrued benefits), and reimbursement of any unreimbursed expenses.

                                    (ii)   Notwithstanding   anything   to   the
contrary contained herein or in any other agreement between the Company and the Executive, in the event that the Executive's employment is terminated pursuant to Section 5(c):

                                            (A)  then  any  stock  options (or
equivalent thereof) heretofore or hereafter granted to the Executive which have vested, may be exercised in full (to the extent not previously exercised and provided that the term of the applicable option has not otherwise expired) by the Executive's estate at any time within six months after such termination; and

                                            (B) any and all reasonable costs and
expenses, including but not limited to, reasonable legal fees incurred by the Executive's estate in good faith in enforcing or establishing any of his rights hereunder shall be immediately paid to the Executive's estate upon presentation of appropriate documentation to the Company.

                           (d)      Payment Obligations of the Company in case
of Termination upon Disability under Section 5(d).

                                    (i)     Upon termination of  the Executive's
employment upon disability, the Executive shall receive the compensation provided for in Section 5(d) hereof plus any unreimbursed expenses and unpaid accrued benefits. Upon termination under Section 5(d), Executive shall have the same rights under the Plans as if his employment continued for eighteen months after the commencement of the Disability Period, except as provided in Section 6(h) below.

                                    (ii)   Notwithstanding   anything   to   the
contrary contained herein or in any other agreement between the Company and the Executive, in the event that the Executive's employment is terminated pursuant to Section 5(d):

                                            (A) then  any  stock  options  (or
equivalent thereof) heretofore or hereafter granted to the Executive which have vested or which vest in accordance with the terms of the Stock Option Agreement within the 18 month period after commencement of the Disability Period, will vest as if the Executive's employment did not terminate and may be exercised in full (to the extent not previously exercised and provided that the term of the applicable option has not otherwise expired) at any time within such eighteen month period after which time such options shall expire; and

                                            (B) any and all reasonable costs and
expenses, including but not limited to, reasonable legal fees incurred by the Executive in good faith in enforcing or establishing any of his rights hereunder shall be immediately paid to the Executive upon presentation of appropriate ocumentation to the Company.

                            (e)     Payment Obligations of the Company in case
of Termination under Section 5(a,) Section 5(f) or Section 5(g).

                                    (i)     Upon termination of the Executive's
employment as a result of  the  voluntary  resignation of  the Executive  under
Section 5(f)  or termination of  the Executive  by the Company for Cause  under
Section 5(a) or under Section 5(g)(i) the Company shall have no payment obligations to the Executive hereunder, except for the payment of any accrued and unpaid compensation (including unpaid accrued benefits), and reimbursement of any unreimbursed expenses.

                                    (ii)   Notwithstanding   anything   to   the
contrary contained herein or in any other agreement between the Company and the Executive, in the event the Executive terminates his employment by voluntary resignation pursuant to Section 5(f) or the Executive's employment is terminated pursuant to Section 5(a) for Cause or pursuant to Section 5(g)(i):

                                            (A) then any stock options (or other
stock options or equivalent thereof) heretofore or hereafter granted to the Executive which have vested, may be exercised in full (to the extent not previously exercised and provided that the term of the applicable option has not otherwise expired) at any time within six months after the Termination Date after which time such options shall expire; and

                                            (B) any and all reasonable costs and
expenses, including, but not limited to, reasonable legal fees incurred by the Executive in good faith in enforcing or establishing any of his rights hereunder shall immediately be paid to the Executive upon presentation of appropriate documentation to the Company.

                           (f)      Continued Medical Dental Coverage. Upon the
termination of the Executive's employment with the Company for whatever reason, to the extent permitted by applicable law, the Company shall continue to provide the Executive (at the Company's expense or, in the case of a termination pursuant to Section 5(a) or, Section 5(f), at the Executive's expense) with medical, dental and hospitalization insurance coverage for the longest of: (i) the 18-month period from the Termination Date; and (ii) the period set forth in the applicable Benefit Plans and (iii) such longer period prescribed by applicable law.

                           (g)      Company Obligations  Upon  Termination If a
Voted Matter is Not Approved.

                                    (i)     If the Executive  terminates  this
Agreement pursuant to Section 5(g)(ii) because any Voted Matter (or the material terms thereof) is not approved by a Majority of the Shareholders then in lieu of any further payments under 2(a) the Company shall pay the Executive $500,000 plus any unreimbursed expenses (collectively the "Severance Payment"). 50% of such Severance Payment shall be made within 60 days of the Termination Date and the remaining 50% shall be made within 420 days of the Termination Date.

                                    (ii)  In  the  event  that  the  Executive's
employment is terminated pursuant
to Section 5(g)(ii) then

                                            (A) any stock options heretofore or
hereafter granted to the Executive pursuant to this Agreement pursuant to authorized stock option plans which have vested may be exercised in full (to the extent not previously exercised and provided that the term of the applicable option has not otherwise expired) at any time within six months after such cessation of employment after which time such options shall expire and

                                            (B) any and all reasonable costs and
expenses, including but not limited to reasonable legal fees incurred by the Executive in good faith in enforcing or establishing any of his rights hereunder shall be immediately paid to the Executive upon presentation of appropriate documentation to the Company.

                           (h)      Obligations of Company Under Plans.
Notwithstanding anything to the contrary subject to Executive's full compliance under Sections 7 and 8 hereof after the expiration of this Agreement, the Company's obligation to the Executive under the Plans shall not be affected by the termination or renewal of the Executive's employment except as provided in such Plans. In the event the Executive commits a breach of Sections 7 or 8 after the expiration or termination of this Agreement and fails to cure such breach within seven days after receiving written notice describing such breach (provided the Company sends notice to Executive within 14 days of obtaining actual knowledge of the material facts relating to such breach), the Company shall be relieved of its obligation to make any further payments under the Plans. In the event the Executive and the Company dispute whether Executive has committed an uncured breach of Sections 7 or 8 hereof, the Parties' rights and obligations under the Plans shall remain in effect, except that the Company shall make any payments due under the Plans into an interest-bearing escrow held by an outside escrow agent designated jointly by the parties until the earlier of:

                                    (i)    the passage of 180 days from the date
of the lapse of the cure period described above (in which case the escrow shall be released to the Executive);

                                    (ii)  an  arbitration   panel  described  in
Section 12 of this Agreement finds
that:

                                            (A) the Executive  breached Sections
7 or 8, in which case the escrow shall be released to the Company and the Company shall have no further obligations to Executive under the Plans; or

                                            (B) the  Executive  did  not  breach
Sections 7 or 8, in which case the escrow shall be released to the Executive and the Company shall thereafter make payments to the Executive under the Plans in accordance with its terms; or

                                    (iii) the Company and the Executive  deliver
a joint written instruction to such escrow holder respecting the disposition of the funds.

At the request of the escrow holder, the parties shall execute an escrow agreement containing normal terms and conditions consistent with this paragraph. The parties agree to proceed expeditiously under any arbitration in which the Executive's rights under the Plans are at issue so that the arbitration is adjudicated within the 180 day period described above.

                           (i)      Liability of the Company for Compensation in
the Event of Termination - Provided the Company fully complies with this Section 6, then the Company shall have no further liability to the Executive under this Agreement above in the event of termination as provided for herein.

                           (j)      Effect of Termination of Employment on  the
Plans. Executive's rights to payments under the Plans shall not be affected by termination under Sections 5(a), 5(b), 5(c), 5(d), 5(e), 5(f), 5(g)(i) or 5(h) except as provided in such Plans or in Section 6(g) above.

                           (k)      Effect of Termination of Employment on This
Agreement. The termination of the Executive's employment at the end of the Term shall not terminate this Agreement and the rights and obligations of the parties hereunder, including under Sections 6, 7, 8, 9 and 12, shall survive such termination.

                  7. Trade Secrets; Confidentiality. The Executive recognizes and acknowledges that, in connection with his employment with Zapco, he has had, and in connection with his employment with the Company, he will have access to valuable trade secrets and confidential information of the Company and its Affiliates including, but not limited to, customer lists, business methods and processes, marketing, promotional, pricing, financial information, technical information and data relating to clients, employees and consultants (collectively, "Confidential Information") and that such Confidential Information is being made available to the Executive only in connection with the furtherance of his employment with the Company. The Executive agrees that during the Term and for a period of 2 years thereafter, the Executive shall not disclose any Confidential Information to any Person, except that disclosure of Confidential Information will be permitted: (a) to the Company and its respective Affiliates and advisors; (b) if such Confidential Information has previously become available to the public through no fault of the Executive; (c) if required by law or any court or governmental agency or body, provided that in any such case covered by this clause (c) the Executive shall provide the Company, in advance of any such disclosure, with prompt notice of such requirement(s) and shall cooperate fully with the Company to the extent it may seek to limit such disclosure; (d) if necessary to establish or assert the rights of the Executive hereunder, provided that the Executive shall take all necessary and appropriate steps to preserve the confidentiality of such Confidential Information; or (e) if expressly consented to by the Company.

                  8.       Noncompetition and Nonsolicitation.

                           (a)      The  Executive hereby covenants  and  agrees
that during the Term and for the respective periods set forth in Appendix A (attached hereto) immediately following the Termination Date under the respective circumstances set forth below, he shall not, without the prior written consent of the Board, at any time, directly or indirectly, on his own behalf or on behalf of any Person:

                                    (i)     own, manage, operate, control, be
employed by, participate in, provide consulting services to, or be connected or associated in any manner with the ownership, management, operation or control of any business which is in competition with the Company or any of its affiliates (in the business in which the Company or any of its affiliates is substantially engaged during the Term in the case of acts committed during the Term or in the business in which the Company or any of its affiliates is substantially engaged at the time of termination of Executive's Employment in the case of acts committed after the Term) in any state of the United States or in any foreign country in which any of them are engaged in business during the Term in the case of acts committed during the Term or in any state of the United States or in any foreign country in which any of them are engaged in business at the time of termination of Executive's employment in the case of acts committed after the Term, for as long as the Company continues to conduct such business (the "Non-Compete"), provided, however, that nothing in this Agreement shall preclude the Executive from owning less than five percent of any class of publicly traded equity of any entity;

                                    (ii) solicit or take any action to cause the
solicitation of, or recommend that, any supplier, client, customer, contractor, vendor, agent or consultant of the Company or any of its Affiliates or other Person having business relations with the Company, discontinue business or cease such relationship, in whole or in part, with the Company or any of its Affiliates (the "Customer and Vendor Non-Solicit");

                                    (iii)  employ  any  Person  employed  by the
Company or any of its Affiliates at the time of, or during the 12 months preceding, such termination of the Executive's employment with the Company (the "Non-Hire"); or

                                    (iv)  solicit  for  employment  (other  than
through unaffiliated employment recruiting or placement firms or services who are not specifically directed to solicit employees of the Company or provided with the names of any such employees) any Person employed by the Company or any of its Affiliates at the time of, or during the 12 months preceding such termination of the Executive's employment with the Company, or otherwise encourage or entice any such Person to leave such employment (the "Employee Non-Solicit").

                           (b)      The Employee acknowledges and agrees that:

                                    (i)     the restrictive covenants set forth
in this Section 8 (the "Restrictive Covenants") are reasonable and valid in geographical and temporal scope and in all other respects, and

                                    (ii)  it is the  intention  of  the  parties
hereto that the Restrictive Covenants be enforceable to the fullest extent permitted by applicable law. Therefore, if any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid or unenforceable parts. Specifically, if any court of competent jurisdiction should hold that any portion of the Restrictive Covenants is overly broad as to one or more states of the United States or one or more foreign jurisdictions, then that state or states or foreign jurisdiction or jurisdictions shall be eliminated from the territory to which the Restrictive Covenants apply and the restrictions shall remain applicable in all other states of the United States and foreign jurisdictions.

                           (c)      If any court determines  that  any of  the
Restrictive Covenants, or any part thereof, is invalid or unenforceable for any reason, such court shall have the power to modify such Restrictive Covenant, or any part thereof, and, in its modified form, such restrictive covenant shall then be valid and enforceable.

                  9. Equitable Relief. In the event of a breach or threatened breach by the Executive of any of the covenants contained in this Agreement, the Company shall be entitled to a temporary restraining order, a preliminary injunction and/or a permanent injunction restraining the Executive from breaching or continuing to breach any of said covenants. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies that may be available to it under this Agreement for such breach or threatened breach.

                  10. Severability. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each individual provision hereof shall be enforceable and valid to the fullest extent permitted by law.



                  11.      Successors and Assigns.

                           (a)      This  Agreement and  all  rights under  this
Agreement are personal to the Executive and shall not be assignable other than by will or the laws of descent. All of the Executive's rights under the Agreement shall inure to the benefit of his heirs, personal representatives, designees or other legal representatives, as the case may be.

                           (b)      This Agreement shall inure to the benefit of
and be binding upon the Company and its successors and assigns. Any Person succeeding to the business of the Company by merger, purchase, consolidation or otherwise shall assume by contract or operation of law the obligations of the Company under this Agreement.

                  12. Governing Law: Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby agree to submit any and all disputes arising out of or in connection with this Agreement to binding arbitration in accordance with the rules of the American Arbitration Association. Such arbitration shall be held in New York City. Each party shall select one arbitrator and the two such selected arbitrators shall select a third arbitrator. Notwithstanding anything to the contrary in this Section 12, such parties may seek in any court of competent jurisdiction any injunctive relief pursuant to Section 9 of this Agreement. Provided that Executive's position in such dispute has a good faith basis, any and all reasonable out of pocket costs incurred by the Executive in connection with any dispute arising out of this Agreement shall be immediately paid to the Executive by the Company upon presentation of appropriate documentation, up to an aggregate amount equal to $180,000.

                  13. Notices. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given when received or refused if mailed by registered or certified mail, postage prepaid, if delivered by hand, or if delivered by Federal Express or similar overnight delivery service, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this
Section 13:

                           (a)      if to the Company, to
                                    Company Headquarters
                                    Attention: President

                           (b)      if to the Executive, to

                                Bernard J. Zahren
                                40 Gibralter Lane
                                 Avon, CT 06001

                  14. Complete Understanding. Together with the Stock Option Agreement, Stock Option Plans and the Plans, this Agreement supersedes any prior contracts, understandings, discussions and agreements relating to employment between the Executive and the Company and constitutes the complete understanding between the parties with respect to the subject matter hereof. Notwithstanding anything to the contrary herein, this Agreement is not intended to affect the Company's and the Executive's rights and obligations with respect to any matters that are independent of the Executive's employment. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein or therein.

                  15.      Modification:.

                           (a)      This Agreement may be amended or waived if,
and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Executive or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.

                           (b)      No  failure or  delay by any  party  in
exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  16.      Mutual Representations.

                           (a)      The Executive represents and warrants to the
Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof:

                                    (i)     will not constitute a default under
or conflict with any agreement or other instrument to which he is a party or by which he is bound, and

                                    (ii)  do  not  require  the  consent  of any
Person.

                           (b)      The Company represents and warrants to the
Executive that this Agreement has been duly authorized, executed and delivered by the Company and that except with respect to any Voted Matter the fulfillment of the terms hereof:

                                    (i)     will not constitute a default under
or conflict with any agreement or other instrument to which it is a party or by which it is bound, and

                                    (ii)  do  not  require  the  consent  of any
Person.

                           (c)      Each party hereto warrants and represents to
the other that this Agreement constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms.

                           (d)      The parties agree to indemnify, defend  and
hold each other harmless for any claim, loss, damage, cost, expense including without limitation, reasonable attorney fees arising out of or relating to a breach of the foregoing representations in Section 16 (a), (b), and (c). The Executive's obligation under this Section 16 shall be limited to an aggregate amount of $180,000.

                  17.   Headings.   The  headings  in  this  Agreement  are  for
convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

                  18. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

                  19. Inconsistencies. In the event of any inconsistency between this Agreement on the one hand and the Plans or the Incentive Plan on the other hand, this Agreement shall govern.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name by one of its officers duly authorized to enter into and execute this Agreement, and the Executive has manually signed his name hereto, all as of the day and year first above written.

                                     U.S. ENERGY SYSTEMS, INC.


                                     By: /s/ Goran Mornhed
                                         ---------------------------
                                         Name: _______________________
                                         Title:  ________________________

                                    EXECUTIVE

                                    /s/ Bernard J. Zahren
                                    -------------------------------
                                        Bernard J. Zahren

                                   APPENDIX A

             Noncompetition and Nonsolicitation Restriction Periods



                                                    Customer                           Employee
                                                    and Vendor
Reason for Termination              Non-Compete     Non-Solicit       Non-Hire         Non-Solicit
----------------------------------------------------------------------------------------------------

Executive Termination for
Good Reason -Sec. 5(b)              18 months       18 months        18 months         18 months

Company Termination
For Cause - See 5(a)                2 years         2 years          6 months          2 years

For Breach of Transaction           2 years         2 years          18 months         2 years
   Document - Sec. 5(g)(i)

For Non-Performance - Sec. 5(h)     1 year          1 year           1 year            1 year

Company Termination                 0 years         18 months        18 months         18 months
for Other Reasons - Sec. 5(e)

Voluntary Resignation not for       2 years         2 years          2 years           2 years
Good Reason - Sec. 5(f)

Company's Failure to Renew          0 years         2 years          1 year            2 years
Agreement

Executive's Failure to Renew        0 years         2 years          1 year            2 years
Agreement

Disability - Sec. 5(d)              0 years         18 months        1 year            1 year
